EXHIBIT 10.3

Portions of this Exhibit were omitted and filed separately with the Secretary of the Commission pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934. Such omissions are designated as ***.

TECHNOLOGY TRANSFER AGREEMENT

LICENSING AGREEMENT BETWEEN

SHIJIAZHUANG PHARMACEUTICAL GROUP CORPORATION

AND

UNIGENE LABORATORIES INC.

Party A: Shijiazhuang Pharmaceutical Group Corporation

Party B: Unigene Laboratories Inc.

Party A and Party B have agreed to establish a joint venture (JV) to engage in the production and marketing of bulk recombinant Salmon Calcitonin(sCT), bulk recombinant Parathyroid Hormone (PTH), and certain other finished products and to engage in research & development activities related to biotechnology products. The initial total investment is US$15 million. The said technologies for the above two kinds of products contributed to the JV by Party B shall be valued as 30% of the $15 million capital investment, i.e. $4.5 million. The registered capital is US$7 million. Party A contributes US$3.85 million for an equity share of 55%, and Party B contributes US$3.15 million which includes its proprietary technologies for the production of calcitonin and PTH and certain of their finished products for a value of US$2.1 million and US$1,050,000 cash for 45% equity share of the registered capital. JV desires a license under certain proprietary and manufacturing technologies of Party B in order to facilitate the production and marketing of the aforementioned products and to engage in the development activities, and Party B is willing to grant such a license to JV on the following terms and conditions.

Chapter I Terms and Conditions

1.1	Party B shall deliver to JV such proprietary technologies represented by the supporting patents and know-how owned or controlled by it and reasonably necessary for the manufacturing of recombinant sCT and recombinant PTH, and shall during the term of this agreement, deliver such other proprietary technologies owned or controlled by Party B as may be reasonably necessary to manufacture such other final products as JV may identify, or provide research and development services, Proprietary technologies may include the stability data, quality specifications, various physical and chemical data, analytical and test methods, compositions and formulations, are attached as appendix 1 of this agreement.
1.2	The physical and chemical data, quality specifications, test methods, place of origin and suppliers for the raw and auxiliary materials are attached as appendix 2 of this agreement.
1.3	The operational index and methods for all steps and processes in the production of such products and materials are attached as appendix 3 of this agreement.
1.4	The production process flow chart and technical designs and associated indices are attached as appendix 4 of this agreement.
1.5	Requirements for equipment and designs in accordance with ICH and/or FDA guidelines and standards are attached as appendix 5 of this agreement.
1.6	Requirements for the construction of a manufacturing facility are attached as appendix 6 of this agreement.

1.7	Storage requirements for raw and auxiliary materials as well as finished products are attached as appendix 7 of this agreement.
1.8	Documents to assist in JV’s successful mastery of the technology through training and other effective measures offered by Party B are attached as appendix 8 of this agreement.
1.9	The technical services offered by competent experts dispatched to JV from Party B are attached as appendix 9 of this agreement.
1.10	Party B shall offer advice with regards to the technical designs and facility issues.
1.11	When technical problems arise, Party B shall provide prompt assistance. Details are attached as appendix 10 of this agreement.
1.12	To establish a Peptide Product Research Platform in the form of Biotech Research Institute (the Institute) in accordance with the Agreement Between Shijiazhuang Pharmaceutical Group Company Ltd. and Unigene Laboratories, Inc. dated April 23, 2008. This platform shall select and develop other biotech products that hold visible market potential as agreed by both parties based the technologies provided by Party B. The said Platform technologies include: recombinant peptide production technologies; oral delivery system for solid peptide formulations; nasal delivery system for peptide products. Details are attached as appendix 11 of this agreement. The Institute shall make efforts to seek external financial and technological support. The terms and conditions for future technological input from Party B shall be agreed on through separate discussions.

Chapter II Definitions

2.1	“Technologies” are as set forth in Chapter 1 and the applicable appendices.
2.2	“Product(s)” refers to bulk recombinant salmon calcitonin, bulk recombinant PTH and such final products as may be determined by JV (which may include, for calcitonin products, injectable, nasal and oral formulations; and for PTH products, injectable and nasal formulations).
2.3	“Technical Data” refers to all technical data necessary for the manufacturing of the Product(s).
2.4	“Specifications” refers to the specifications set forth in the appendices, and shall include any specifications adopted and formulated by JV or Party B in connection with the manufacturing, research or development activities under this agreement.
2.5	“Term” is specified in 11.3.

Chapter III License; Delivery of Technology

3.1	Part B hereby grants to JV, during the Term, a license to use the Technologies, Specifications and Technical Data in the manufacture of Products in the People’s

Republic of China (“PRC”). The license shall be exclusive for the PRC, non-sublicensable and non-transferable. In the event that the JV desires to acquire rights for territories other than the PRC, unanimous agreement is required from the Board of Directors of the JV. During the Term, Party B agrees not to grant to any third party the right to use the Technologies, Specifications or Technical Data in connection with the manufacture of Products in the PRC, or in connection with such other manufacturing, research and development activities of JV in the PRC, but Party B expressly reserves the right, for itself and through its licensees, to practice and use the Technologies, Specifications and Technical Data, elsewhere worldwide outside PRC, in the manufacture of products other than Products, or in manufacturing, research and development activities unrelated to the activities of JV. For the avoidance of doubt, JV obtains no right, title or interest in or to the Technologies, Specifications or Technical Data other than the license granted hereunder.

3.2	Party B should provide JV the Technical Data provided for in Chapter I.
3.3	Party B should make available to JV the Technical Data stipulated in appendix 1,2,3,4,5,6,7,11 and JV shall confirm receipt.
3.4	Party B should complete the obligations cited in appendix 8 and 9 before JV initiates production.
3.5	Party B shall assist JV in constructing facilities that meet ICH guidelines and FDA requirements.
3.6	The time of training shall commence *** before JV begins production of Products. Technical service from Party B shall continue under the terms of appendix 9 until JV is able to *** produce *** of Products.

Chapter IV Improvement and Modification of the Technologies

4.1	In the event JV desires to modify or change the Specifications in order to satisfy specific requirements of Chinese designing standard, materials, process equipment and other conditions, it shall first obtain the written approval of ***.
4.2	In the event *** creates any improvements to the Technologies, Specifications or Technical Data reasonably necessary to the activities of JV, it shall deliver such improvements to JV ***. In the event JV creates any improvements to the Technologies, Specifications or Technical Data, it shall deliver such improvements to ***.
4.3	Any such improvements or modifications to the Technologies, Specifications or Technical Data developed by either party and/or the JV during the term of this agreement, shall be owned exclusively by Party B. Any new products and/or intellectual properties developed by the JV independent of *** Technologies shall be owned and controlled by ***.

Chapter V Quality Inspection and Test

5.1	To ensure the reliability of the Technologies, JV and Party B shall jointly inspect the performance of the Technologies in production. If necessary, tests may also be performed or repeated at the plant of Party B. JV can send representatives to verify the tests at the plant of Party B. JV shall be responsible for the expenses of the repeated test and travel expenses for the people of JV, Party B shall be responsible for the expenses of the trip for the people of Party B. JV shall be responsible for translation.
5.2	The technical condition of the tested Products shall conform to the standard set forth by Party B in the contract. After inspection, JV and Party B shall jointly sign a “Performance Certification” to signify the passage of inspection. The certificates are signed in 4 copies and each party keeps 2.
5.3	Under the circumstances that the technical condition of the Products are unable to meet the standards set forth in the appendices, both parties shall hold amiable discussion, and work together to analyze the cause and take measures to eliminate defects and get ready for a second test inspection.
5.4	If the failure of the *** is due to the performance or failure of performance of ***, all expenses for the *** shall be borne by ***. If the failure of the *** is due to the performance or failure of performance of ***, *** shall bear all the expenses incurred for the ***.
5.5	Should the *** fail, *** shall compensate the direct losses of *** if it is due to the ***. This is not limited to *** responsibility for the production of Products and performance of a *** in accordance with Section 5.4.
5.6	Should the test fail the ***, both parties shall discuss the issue of contract performance, and shall provide such technical assistance as the parties may deem reasonably necessary, and shall implement such procedures, improvements or modifications to the Technologies, Specifications and Technical Data as the parties may mutually deem necessary to produce ***. If the test fails ***, either party may opt to terminate its participation for the project under test, with no effect on other existing rights and obligations of each party.

Chapter VI Representations and Warranties

6.1	*** represents that the Technologies, Technical Data and Specifications provided are capable of producing product using the latest technology available to *** at the time when the contract enters into force. During the Term, any technological improvement developed by *** that *** believes would result in a material improvement or cost saving shall be provided to JV. The right to use such improvement shall be provided to JV for ***.

6.2	Party B represents and warrants that, to its knowledge, the Technologies, Specifications and Technical Data are suitable for application and use by a person (or persons) reasonably familiar with the manufacture of pharmaceutical products in the manufacture of Products and performance of the research and development activities contemplated hereunder. Party B represents that the technology is complete, clear and reliable and transferable in time as per Chapter III. Further definitions are as follows:

“Complete” means that the technology that is transferred should include all information necessary to produce Product.

“Reliable” means the products manufactured with Party B’s technology should be able to meet the technical specifications provided by Party B.

“Clear” means all graphs, tables, symbols and terminology etc. should be readily discernible.

When the technology and its documents are unable to accord with the stipulation of 6.2, *** should supply *** the missing information or replace with clear and reliable data to JV promptly after receipt of JV’s written notice.

6.3	Party B is responsible to provide technical support to JV to ensure that it complies with the stipulations of Chapter III and 6.2.
6.4	Pursuant to Chapter V, following alternatives should be pursued for solution should the 3rd test inspection fail:
6.4.1	When JV is unable to put into production qualified Products, *** is under obligation to assist JV to take effective measures for improvement until conforming Products are produced. *** is not responsible for failure due to issues that are outside *** control.
6.4.2	If conforming Products are unable to be produced because *** has provided incorrect Technologies, Specifications or Technical Data, *** shall provide any technical support reasonably necessary for JV to produce conforming Products.
6.5	As long as JV uses the Technologies supplied by ***, Party B guarantees to supply amidating enzyme to JV at *** and JV shall purchase its requirements of amidating enzyme exclusively from Party B.
6.6	JV shall perform peptide drug development applying the Technologies provided by Party B. Party B may participate in the new product development and may offer technical assistance as mutually agreed upon by the parties.

Chapter VII Proprietary Technologies

7.1

Party B represents that it owns or controls the Technologies, Specifications and Technical Data, and to the best knowledge of Party B, there is no third party claim challenging such ownership or control. Should a third party lodge an infringement claim against JV related to the use of the Technologies, Specifications and Technical Data, Party B shall be responsible for defending and settling the claim. JV shall comply with all reasonable requests by Party B to effect any settlement or compromise of such claim.

7.2	Both parties should fully comply with this agreement. JV shall comply with the provisions of confidentiality set forth in the Confidentiality Agreement between the Shijiazhuang Pharmaceutical Group Corporation and Party B dated October 29, 1998 for the entire Term of this Agreement and shall not reveal or make public any information or materials regarding the Technologies to any third party.

Chapter VIII Indemnification

8.1	JV Indemnity. JV shall indemnify, defend and hold harmless Party B and its officers, directors, employees, agents, affiliates, and their respective successors, heirs and assigns and representatives, from and against any and all claims, damages, losses, suits, proceedings, judgments, liabilities, costs (including reasonable legal expenses), of any kind (“Losses”), arising out of any claim, action, lawsuit or other proceeding brought by a third party arising out of or relating to the research, development, production, marketing and commercialization services performed by JV hereunder, including, without limitation, claims based on (i) product liability, bodily injury, risk of bodily injury, death or property damage, (ii) infringement or misappropriation of third party patents (except as limited by the Party B Indemnity below) or other intellectual property rights, or (iii) the failure of JV, or its officers, directors, employees, agents or affiliates, to comply with applicable laws related to the matters referred to in the foregoing clauses (i) and (ii), or (iii) JV’s gross negligence, recklessness or willful misconduct or JV’s material breach of any representation or warranty set forth in this agreement.
8.2	Party B Indemnity. Party B shall indemnify, defend and hold harmless JV and its officers, directors, employees, agents, affiliates, and their respective successors, heirs and assigns and representatives, from and against any and all Losses rising out of or relating to (i) Party B’s gross negligence, recklessness or willful misconduct, (ii) Party B’s material breach of any representation or warranty set forth in this agreement, or (iii) a claim that the use of the proprietary technologies of Party B infringe an issued patent, other than claims that would not have arisen but for the modification or combination of the proprietary technologies by or on behalf of JV.
8.3

Indemnification Procedure.  If a party intends to claim indemnification under this Chapter (an “Indemnitee”) the Indemnitee shall notify the other party (the “Indemnitor”) in writing promptly upon becoming aware of any claim that may be subject to a demand for indemnification (it being understood and agreed, however, that the failure by an Indemnitee to give such notice shall not relieve the Indemnitor of its indemnification obligation under this agreement except and only to the extent that the Indemnitor is actually prejudiced as a result of such failure to give notice). The Indemnitor shall have the right to assume and control the defense of the indemnification claim at its own expense with counsel selected by the Indemnitor and reasonably acceptable to the Indemnitee, provided, however, that an Indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnitee in respect of such claim. If the Indemnitor does not assume the defense of the indemnification claim after notice, the Indemnitee may defend the claim but shall have no obligation to do so. The Indemnitee shall not settle or compromise the indemnification claim without the prior written consent of the Indemnitor, and the Indemnitor shall not settle or compromise the indemnification claim in any manner which would have an adverse effect on the Indemnitee’s interests (including without limitation any rights under this agreement or the scope, validity of enforceability of Party B’s rights in and to the proprietary technologies, without the prior written consent of the Indemnitee, which consent, in each case, shall not be unreasonably withheld or delayed. The Indemnitee shall reasonably cooperate with the Indemnitor at the Indemnitor’s expense and shall make available to the Indemnitor all pertinent information under the control of the Indemnitee, which information shall be subject to the Confidentiality Agreement(s) between Party A and Party B.

Chapter IX Arbitration

9.1	Any disputes arising out of the implementation of the agreement should be subject to friendly negotiation. If no solution can be reached, they should be referred to arbitration.
9.2	This agreement shall be governed by and construed under the laws of Hong Kong, notwithstanding its conflicts of laws provisions. Any arbitration under this Agreement shall be held in Hong Kong, under the arbitration rules of the International Chamber of Commerce.
9.3	The award from the arbitration committee is final and binding on both parties.
9.4	The arbitration fees are borne by the losing party.
9.5	Both parties shall continue the performance of this agreement during arbitration.

Chapter X Force Majeure

10.1	In the event of severe fire, flood, hurricane, earthquake or other event outside of either party’s control that affect the performance of the agreement, the performance should be deferred. And the deferred time should be equivalent to the time lag caused by such events.
10.2	The affected party should notify the other party of the force majeure event without delay and should also submit to the other party for confirmation a notarized document by competent authority via registered mail.
10.3	In the event that the force majeure event lasts over 90 days, both parties shall discuss the issue of continued performance of the agreement.

Chapter XI Validity of the Agreement and Other Issues

11.1	After the joint signature by Party A and Party B, this agreement shall be submitted to the relevant government authority of Shijiazhuang for approval, and the date of approval shall be the date when the agreement takes effect.
11.2	Unless otherwise mutually agreed by the parties during the Term of the contract, this agreement ceases effect upon the termination of the operation of JV. Upon the termination of this agreement, JV shall immediately cease all use of the Technologies, Specifications and Technical Data. The JV shall return or destroy all tangible and intangible embodiments of the Technologies, Specifications and Technical Data in its possession to Party B. In the latter case, the JV shall provide a letter of destruction to Party B without delay.
11.3	The expiration or termination of this agreement shall not affect any financial obligations of a party outstanding as of the effective date of the termination or expiration of this agreement.
11.4	All appendices to the agreement constitute an inseparable part of this agreement and bear equal force with this agreement.
11.5	Only the written documents mutually signed by authorized representatives of both parties constitute amendments or supplements to the agreement. All these documents shall be an inseparable part of the agreement.
11.6	All communication for performing this agreement shall be written in Chinese and English.
11.7	No rights or obligations under this agreement shall be assigned, delegated or transferred to any third party without prior consent from the other party.
11.8	This agreement is signed on April (month) 23 (Day), 2008 in four originals in both English and Chinese versions in Shijiazhuang.

/s/Cai Dongchen
Party A: Shijiazhuang Pharmaceutical Group Corporation
Legal Representative: Cai Dongchen, Chairman

/s/Warren P. Levy
Party B: Unigene Laboratories Inc.
Legal Representative: Warren P. Levy, President and Chief Executive Officer

Appendix 1

Recombinant sCT, recombinant PTH proprietary technologies may include the stability data, quality specifications, various physical and chemical data, analytical and test methods, compositions and formulations.

For Appendix I Unigene will provide the Approved Specifications Sheet for:

1.	API *** rsCT
2.	Fortical Nasal Spray
3.	sCT Oral Tablets of ***
4.	API PTH ***
5.	PTH Injection

In addition, a list of Analytical Procedures to Release the aforementioned API and Products will be provided.

The formulation for Fortical Nasal Spray, PTH Injection, and Oral sCT will be provided.

Appendix 2

The physical and chemical data, quality specifications, test methods, place of origin and suppliers for the raw and auxiliary materials

Raw Material List for ***

Raw Material List for PTH ***

Assume *** for all Raw Materials

Provide List of *** that are not ***

A list of *** will be provided for the raw materials used to produce rsCT and r-PTH ***.

Appendix 3

The operational index and methods for all steps and processes in the production

*** for the following will be transferred:

1.	API *** rsCT
2.	Fortical Nasal Spray
3.	Oral sCT tablets
4.	API PTH ***
5.	PTH Injection

Appendix 4

The production process flow chart and all technical designs and associated indices

Process Flow Diagram for rsCT ***

Process Flow Diagram for PTH ***

The equipment for producing sCT and PTH are ***. The process flow diagrams and process descriptions will be sufficient for each of the processes.

Appendix 5

Requirements for equipment and designs in accordance with ICH and/or FDA guidelines and standards

*** Proposal and Deliverables Relating to *** will serve as the official equipment and design list. The list will include all *** for the process equipment and guides for the utilities. *** will supply the Construction *** as well as the specifications for the Utilities and the facility.

Appendix 6

Requirements for the construction of a manufacturing facility

See Appendix 5 in conjunction with the *** Architectural Proposal and Deliverables for the API and Final Product Manufacturing Facilities.

Appendix 7

Storage requirements for raw and auxiliary materials as well as finished products

Quality Manager to provide general list i.e.:

Raw materials store at *** with the exception of:

Stored at ***

Stored at ***

Final Products are stored at ***

Appendix 8

Documents to assist JV’s successful mastery of the technology through training and other effective measures

Unigene will provide through the Technology Transfer Team the Expertise needed to effectively implement the manufacturing Technology. Appropriate Team members will visit China to assist Technology Transfer when necessary. Visits to the Unigene facility will also be available if necessary.

Appendix 9

The technical services offered by competent experts dispatched to JV from Party B

The Technology Transfer Team will provide the expertise necessary to satisfy this responsibility. Members will provide expertise relating to ***.

Appendix 10

When technical problems arise, Party B shall provide prompt assistance.

The Technology Transfer Team and Staff from the R&D Facility will be available to address technical issues relating to the manufacture of the API and Final products according to the terms of the Technology Transfer Agreement.

Appendix 11

To establish a Peptide Product Research Platform in the form of Biotech Research Institute (the Institute) in accordance with the Addendum to the Joint Venture Agreement signed between CPC and Unigene on April 14, 2008. This platform shall select and develop other biotech products that hold visible market potential as agreed by both parties based the technologies provided by Party B. The said Platform technologies include: recombinant peptide production technologies; oral delivery system for solid peptide formulations; nasal delivery system for peptide products. Details are attached as appendix 11 of this agreement. The Institute shall make efforts to seek external financial and technological support. The terms and conditions for future technological input from Party B shall be agreed on through separate discussions.

Programs jointly agreed upon by Unigene and the JV that are related to Unigene’s SecrePep®, NasaPep® and EnteriPep® Technology will be supported by Unigene.